Exhibit 10.2

WING STOP HOLDING CORPORATION

SHAREHOLDER AGREEMENT

THIS SHAREHOLDER AGREEMENT (this “Agreement”) is made as of [            ], 201[    ], by and between WING STOP HOLDING CORPORATION, a Georgia corporation (the “Company”), and [                ], in his individual capacity (the “Shareholder”).

BACKGROUND

The Company, WS Merger Corporation, a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Wingstop Holdings, Inc., a Delaware corporation (“WHI”), and William G. Martin, as Stockholder Representative, have entered into an Agreement and Plan of Merger, dated as of March 24, 2010, as amended pursuant to Amendment No. 1 thereto, dated as of [            ], 201[    ] (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into WHI, and following the Merger, the separate corporate existence of Merger Sub will cease, and WHI will continue as the surviving corporation in the Merger and a wholly-owned subsidiary of the Company, upon the terms and subject to the conditions set forth in the Merger Agreement.

The Shareholder will acquire shares of the Company’s common stock, par value $0.01 per share “Common Stock”, together with any other shares of the Company’s capital stock otherwise owned or hereafter acquired by the Shareholder, referred to herein collectively as the “Shares”), subject to the terms and conditions set forth in an Option Agreement to be granted to Shareholder in connection with the consummation of the transactions provided for under the Merger Agreement. The execution and delivery of this Agreement is a condition to the grant of such option and the Shareholder’s acquisition of such shares pursuant to the exercise of such option.

The parties agree as follows:

1. Drag-Along Rights.

(a) The Company and shareholders controlling a majority of the Company’s issued and outstanding voting securities (the “Majority Shareholders”) shall have the right to require the Shareholder (i) to agree to and to sell all of the Shares and any rights to acquire Shares that Shareholder may own (or, at the discretion of the Majority Shareholders, the Shareholder may be required to sell a Pro Rata Portion of the Shareholder’s Shares and rights to acquire Shares), on the same terms and conditions as the Majority Shareholders propose to sell any shares of the Company’s Common Stock, as reflected in a written notice provided to the Shareholder by the Majority Shareholders, and (ii) as a shareholder of the Company, to vote for a sale transaction (including any sale of all or substantially all of the assets of the Company or its subsidiaries or a merger) proposed or endorsed by the Majority Shareholders in writing and approved by the Board of Directors of the Company (the “Board”). “Pro Rata Portion” means the number of shares of the Common Stock of the Company to be sold in the transaction, multiplied by a fraction, the numerator of which is the number of Shares owned by Shareholder (including rights to acquire Shares), and the denominator of which is the total number of shares of the Company’s stock issued and outstanding (including any shares issuable by the Company upon exercise of options, warrants or other rights to acquire shares of the Company’s stock, and shares issuable upon conversion of convertible securities).

(b) The obligations of the Shareholder under this Section are subject to the condition that, upon the consummation of such transaction, all of the holders of Common Stock will receive the same amount of consideration per share in respect of such shares as the other holders of the Common Stock. In any such transaction, the Shareholder’s shares of Common Stock will be subject to the same terms and conditions applicable to the shares of Common Stock of the Majority Shareholders, including any representations and warranties, indemnification obligations, escrows and holdbacks. In connection with such transaction, the Shareholder will execute any agreements, certificates, or other instruments required in connection with the transaction, including a purchase agreement and other related agreements. Shareholder will bear its pro rata share of expenses incurred in connection with the proposed transaction.

2. Tag-Along Rights.

(a) If the Majority Shareholders intend to Transfer (as defined in Section 3 of this Agreement) any of its outstanding shares of Common Stock, the Company shall notify the Shareholder in writing of such Transfer and its terms and conditions, including (i) the number of shares of Common Stock to be Transferred (the “Offered Shares’’), (ii) the price and terms, if any, for which the Majority Shareholders propose to Transfer the Offered Shares, and (iii) the name and address of the proposed purchaser or transferee and that such purchaser or transferee is committed to acquire the Offered Shares on the stated price and terms (“Offering Notice”). Within 5 days after the date of such notice, Shareholder shall notify the Company in writing (the “Co-Sale Notice”) if the Shareholder elects to participate in such Transfer, and if so delivered, the Co-Sale Notice and the Shareholder’s election to participate in such Transfer will be irrevocable.

(b) Upon delivering a Co-Sale Notice, the Shareholder shall have the right to sell, at the same price and on the same terms as the Majority Shareholders, a number of shares of Common Stock (the “Tag-Along Shares”) equal to the total number of Offered Shares multiplied by a fraction, the numerator of which is the number of shares of Common Stock owned by Shareholder (including rights to acquire shares) and the denominator of which is the total number of shares of Common Stock issued and outstanding (including any shares issuable by the Company upon exercise of options, warrants or other rights to acquire shares of Common Stock, and shares of Common Stock issuable upon conversion of convertible securities).

(c) Nothing contained in this Section shall in any way limit or restrict the Majority Shareholders’ ability to amend, modify or terminate any agreement with a third party with respect to any Transfer of the Offered Shares, and the Majority Shareholders shall have no liability to the Shareholder with respect to such amendment, modification or termination.

(d) If no Co-Sale Notice is received during the 5-day period referred to in paragraph (a) above (or if the Co-Sale Notice does not cover all of the shares proposed to be Transferred), the Majority Shareholders shall have the right to Transfer the Offered Shares (or the remaining shares) on terms and conditions no more favorable than those stated in the Offering Notice.

(e) The Shareholder shall pay its pro rata portion of the transaction expenses associated with such Transfer.

(f) The provisions of this Section 2 will not apply to any sale of shares by the Majority Shareholders in connection with the initial public offering of the Company’s stock, subject to any restrictions recommended by the underwriters in connection with the initial public offering. The provisions of this Section 2 will not apply to any Transfer of shares by a Majority Shareholder to any of its affiliates, so long as the transferee affiliate agrees to be bound by this Agreement.

3. Restriction on Transfer.

(a) Except pursuant to Section 1, Section 2, or Section 3(b), the Shareholder shall not sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose of, including transfers pursuant to the laws of testate or intestate succession, marital dissolution, legal separation or otherwise by operation of law (“Transfer”) any of the Shares, without the prior written consent of the Board, in its sole discretion. The Shareholder will execute (or cause to be executed) any documentation required by the Board in connection with any Transfer permitted by the Board, including a general release of claims against the Company and its affiliates by the transferor and an agreement by the transferee to be bound by the provisions of this Agreement.

(b) Notwithstanding the provisions of Section 3(a), Shareholder may Transfer all or a portion of the Shares to any family member or personal trust established by such person solely for estate planning purposes and which is under the control and management (including voting of shares and management of investment decisions) of Shareholder (a “Permitted Transferee”). Any such Transfers pursuant to this Section 3(b) will be subject to the execution by the transferor and the Permitted Transferee of all documentation required by the Board, including a general release of claims against the Company and its affiliates by the transferor and an agreement by the Permitted Transferee to be bound by the terms of this Agreement.

(c) Any purported Transfer that is not in compliance with this Section 3 will be null and void.

4. Investment Representations. In connection with the purchase of the Shares and pursuant to the Investment Representation Statement attached hereto as Exhibit A, the Shareholder represents to the Company the following:

(a) The Shareholder is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. The Shareholder is purchasing the Shares for investment for the Shareholder’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b) The Shareholder understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Shareholder’s investment intent as expressed herein. In this connection, the Shareholder understands that, in the view of the Securities and Exchange Commission (the “Commission”), the statutory basis for such exemption may not be present if the Shareholder’s representations meant that the Shareholder’s present intention was to hold the Shares for a minimum capital gains period under applicable tax statutes, for a deferred sale, for a market rise, for a sale if the market does not rise, or for a year or any other fixed period in the future.

(c) The Shareholder further acknowledges and understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Shareholder further acknowledges and understands that the Company is under no obligation to register the Shares. The Shareholder understands that the certificate evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless they are registered or such transfer is exempt from the registration requirements of the Securities Act.

5. Non-Disparagement.

(a) The Shareholder agrees that the Shareholder will not make any statement, written or verbal, to any person or entity, including in any forum or media, or take any action, in disparagement of the Company, the Board, or any of their respective current, former or future affiliates, or any current, former or future shareholders, partners, managers, members, officers, directors, employees, franchisors or franchisees of any of the foregoing (each, a “Company Party”), including negative references to or about any Company Party’s services, policies, practices, documents, methods of doing business, strategies, objectives, shareholders, partners, managers, members, officers, directors, or employees, or take any other action that may disparage any Company Party to the general public and/or any Company Party’s officers, directors, employees, clients, franchisees, potential franchisees, suppliers, investors, potential investors, business partners or potential business partners.

(b) The provisions of this Section 5 will survive termination of this Agreement.

6. Stock Certificate Legends. The share certificate evidencing the Shares shall be endorsed with the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE TRANSFER, ENCUMBRANCE, PLEDGE, ASSIGNMENT OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS AND RESTRICTIONS SPECIFIED IN A SHAREHOLDER AGREEMENT, DATED AS OF APRIL 9, 2010 BY AND BETWEEN THE COMPANY AND THE SHAREHOLDER, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS AND RESTRICTIONS HAVE BEEN FULFILLED OR LIFTED WITH RESPECT TO SUCH TRANSFER. A COPY OF THE CONDITIONS OR AGREEMENTS REFERENCED ABOVE MAY BE OBTAINED BY THE HOLDER HEREOF UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

7. Market Stand-Off Agreement. The Shareholder hereby agrees, if so requested by the managing underwriters or the Company in connection with the initial public offering of the Company’s common stock, to sign the form of agreement agreed to by the Company and the managing underwriters, which provides that, without the prior written consent of such managing underwriters, the Shareholder will not offer, sell, contract to sell, grant any option to purchase, make any short sale or otherwise dispose of, assign any legal or beneficial interest in or make a distribution of any capital stock of the Company held by or on behalf of the Shareholder or beneficially owned by the Shareholder in accordance with the rules and regulations of the Securities and Exchange Commission for a period of up to 180 days after the date of the final prospectus relating to the Company’s initial public offering.

8. Adjustment for Stock Split. If the Company completes a stock split, the Board may, in its discretion, make appropriate adjustments under this Agreement to reflect such change.

9. Tax Consequences. The Shareholder has reviewed with the Shareholder’s own tax advisors the federal, state, local and foreign tax consequences of the Shareholder’s investment in the Shares and the transactions contemplated by this Agreement. The Shareholder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Shareholder understands that the Shareholder (and not the Company) shall be responsible for the Shareholder’s own tax liability that may arise as a result of the Shareholder’s investment in the Shares or the transactions contemplated by this Agreement.

10. Term/Termination.

(a) This Agreement will become effective as of the date hereof and will terminate on the earlier of (i) the fifteenth (15th) anniversary of the date hereof; (ii) the date on which the Shareholder no longer owns Shares; (iii) the consummation of the sale of the Company’s securities pursuant to a registration statement filed by the Company under the Securities Act of 1933, as amended, in connection with a firm commitment underwritten offering of its securities to the public; (iv) a Sale of the Company (as defined below); or (v) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Securities Exchange Act of 1934, as amended.

(b) A “Sale of the Company” means (i) the merger, share exchange, reorganization or consolidation involving the Company or any subsidiary or subsidiaries of the Company which constitutes the sale of all or substantially all of the assets of the business of the Company and its subsidiaries taken as a whole in which the Company’s shareholders holding the right to vote with respect to matters generally (the “Company’s Voting Power”) immediately preceding such merger, share exchange, reorganization or consolidation (solely by virtue of their shares or other securities of the Company or such subsidiaries) own less than fifty percent (50%) of the voting interests of the surviving corporation, (ii) the sale, transfer or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender), of all or substantially all of the assets of the Company and its subsidiaries taken as a whole, whether pursuant to a single transaction or a series of related transactions or plan, or (iii) the sale or transfer, whether in a single transaction or pursuant to a series of related transactions, of the capital stock of the Company such that the Company’s Shareholders holding the Company’s Voting Power immediately prior to such sale or transfer or series of transfers cease to hold a majority of the Company’s Voting Power after such sale or transfer or series of transfers.

11. General Provisions.

(a) This Agreement shall be governed by the laws of the State of Georgia. This Agreement represents the entire agreement between the parties with respect to the ownership of the Company’s common stock by the Shareholder and may only be modified or amended in writing signed by both parties.

(b) The Shareholder shall only have those information rights provided for under Georgia law.

(c) Any notice, demand or request required or permitted to be given by either the Company or the Shareholder pursuant to the terms of this Agreement must be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, first class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing. Alternatively, notice may be provided by e-mail to the address specified below (or such other e-mail address as a party may provide to the other party).

(d) The rights and benefits of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of the Shareholder under this Agreement may only be assigned with the prior written consent of the Board (excluding the Shareholder) and any purported transfer otherwise shall be null and void.

(e) Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties under this Agreement are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

(f) The Shareholder agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

(g) The Shareholder has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement.

(h) As used in this Agreement, the word “including” means “including, without limitation” in each instance.

[signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.

WING STOP HOLDING CORPORATION

By:
Name:
Title:

Address:

c/o Roark Capital Management LLC 1180 Peachtree Street
Suite 2500
Atlanta, Georgia 30309 Attn: Stephen D. Aronson saronson@roarkcapital.com

By:

Name:

Address:

[Signature Page to the Shareholder Agreement]

EXHIBIT A

INVESTMENT REPRESENTATION STATEMENT

PURCHASER	[ ]

COMPANY	WING STOP HOLDING CORPORATION

SECURITY	COMMON STOCK

AMOUNT	[ ] SHARES

DATE	[ ], 201[ ]

In connection with the purchase of the above-listed Securities, the undersigned Shareholder represents to the Company the following:

(i) Shareholder is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Shareholder is acquiring these Securities for investment for Shareholder’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(ii) Shareholder acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Shareholder’s investment intent as expressed herein. In this connection, Shareholder understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Shareholder’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one (1) year or any other fixed period in the future. Shareholder further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Shareholder further acknowledges and understands that the Company is under no obligation to register the Securities. Shareholder understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or an exemption from registration exists for such transfer, and any other legend required under applicable state securities laws.

(iii) Shareholder is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of

“restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the “stock purchase right” to the Shareholder, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three (3) month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable.

If the Company does not qualify under Rule 701 at the time of grant of the stock purchase right, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one (1) year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two (2) years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

(iv) Shareholder further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Shareholder understands that no assurances can be given that any such other registration exemption will be available in such event.

Signature of Shareholder:

Date: [ ], 201[ ]